FIRST AMENDMENT TO
EXPLORATION AND DEVELOPMENT OPTION AGREEMENT

THIS FIRST AMENDMENT TO EXPLORATION AND DEVELOPMENT OPTION AGREEMENT ("First Amendment") is made and entered into effective as of March 31, 2005, by and between Radius Gold Inc., a British Columbia corporation whose address is Suite 830, 355 Burrard Street, Vancouver, B.C., Canada V6C 2G8, and its wholly-owned subsidiary, Exploraciones Mineras de Guatemala, S.A., whose address is c/o Radius Gold Inc. (hereinafter collectively referred to as "Radius"), and Glamis Gold Ltd., a British Columbia corporation whose address is 5190 Neil Road, Suite 310, Reno, Nevada 89502, and its wholly-owned subsidiary, Entre Mares de Guatemala, S.A., a Guatemala corporation whose address is c/o Glamis Gold Ltd. (hereinafter collectively referred to as "Glamis"). Radius and Glamis will at times be referred to herein as the "Parties" or individually as a “Party"

RECITALS

1.

The Parties entered into that certain Exploration and Development Option Agreement as of October 14, 2004 (the "Agreement"), which granted to Glamis certain rights to explore and acquire from Radius an interest in those properties described in Exhibit A to the Agreement.

2.

The Parties wish to amend the Agreement to exclude one of the concessions from Exhibit A.

AGREEMENT

NOW, THEREFORE, for and in consideration of the payment of Ten Dollars from Glamis to Radius, the receipt and sufficiency of which the Parties hereby confirm and acknowledge, and the mutual promises, covenants, and conditions herein contained and recited, the Parties hereto agree as follows:

1.

Exhibit A to the Agreement is hereby amended to exclude the Jocotan II concession as described therein from the description of the Property. Glamis shall have no rights, obligations or liabilities with respect said Jocotan II concession and Radius shall indemnify and hold Glamis harmless from the same.

2.

Except as set forth in this First Amendment, the Agreement is hereby ratified by the Parties and shall remain in full force and effect.

3.

This First Amendment may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to Exploration and Development Option Agreement to be duly executed, delivered, and effective from the date first above written.